                                                                   Exhibit 5.1-A

                              Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York  10019

                                                               May 21, 1999

Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina  28202

          Re:  Registration Statement on Form S-3

Gentlemen:

          We are acting as counsel to Duke Energy Corporation ("Duke") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus and a preliminary prospectus supplement, being filed today with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Duke to Duke Energy Capital Trust II (the
"Trust"), (2) Trust Preferred Securities (liquidation amount $        per
Preferred Security) to be issued by the Trust and (3) Duke's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Junior Subordinated Notes will be issued pursuant to the Subordinated Indenture, dated as of December 1, 1997, as supplemented, between Duke and the trustee named therein (the "Subordinated Indenture") and the Guarantee will be issued pursuant to a guarantee agreement between Duke and the trustee named therein (the "Guarantee Agreement"), in the form filed as an exhibit to the Registration Statement.

          We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon receipt of appropriate authorizations from the North Carolina Utilities Commission and The Public Service Commission of South Carolina, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of Duke or a duly authorized committee thereof, when an indenture supplemental to the Subordinated Indenture and the Guarantee Agreement have been duly executed and delivered by the proper officers of Duke and the trustees named therein, and when the Junior Subordinated Notes and the Guarantee have been executed, authenticated and delivered in accordance with the terms of such supplemental indenture and the Guarantee Agreement, as the case may be, the Junior Subordinated Notes and the Guarantee will be valid, binding and legal obligations of Duke (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity). In rendering the foregoing opinion, we have relied on the opinion of Ellen T. Ruff, Esq. attached hereto as Annex I with respect to matters of North Carolina law.

          The foregoing opinion is limited solely to the laws of the State of New York and the Federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption "Validity of the Securities" in the preliminary prospectus and "Validity of the Securities" in the preliminary prospectus supplement included in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Dewey Ballantine LLP



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

                                                          Exhibit 5.1-A--Annex I

                              ELLEN T. RUFF, ESQ.
                                Attorney-at-Law

                                                                May 21, 1999

Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York  10019

          Re:  Registration Statement on Form S-3

Gentlemen:

          I am acting as North Carolina counsel to Duke Energy Corporation ("Duke") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus and a preliminary prospectus supplement, being filed today with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Junior Subordinated Notes (the "Junior Subordinated Notes") to be issued by Duke to Duke Energy Capital Trust II (the "Trust"), (2) Trust Preferred Securities (liquidation amount $ per Preferred Security) to be issued by the Trust and (3) Duke's Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities. The Junior Subordinated Notes will be issued pursuant to the Subordinated Indenture, dated as of December 1, 1997, as supplemented, between Duke and the trustee named therein (the "Subordinated Indenture") and the Guarantee will be issued pursuant to a guarantee agreement between Duke and the trustee named therein (the "Guarantee Agreement"), in the form filed as an exhibit to the Registration Statement.

          I am of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon receipt of appropriate authorizations from the North Carolina Utilities Commission and The Public Service Commission of South Carolina, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of Duke or a duly authorized committee thereof, when an indenture supplemental to the Subordinated Indenture and the Guarantee Agreement have been duly executed and delivered by the proper officers of Duke and the trustees named therein, and when the Junior Subordinated Notes and the Guarantee have been executed, authenticated and delivered in accordance with the terms of such supplemental indenture and the Guarantee Agreement, as the case may be, the Junior Subordinated Notes and the Guarantee will be valid, binding and legal obligations of Duke (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

          I am a member of the bar of the State of North Carolina and the foregoing opinion is limited solely to the laws of that State.

          This opinion is furnished solely for your benefit in connection with your rendering an opinion to Duke to be filed as Exhibit 5.1-A to the Registration Statement and I hereby consent to your attaching this opinion as an annex to such opinion and to the reference to me under the caption "Validity of the Securities" in the preliminary prospectus and "Validity of the Securities" in the preliminary prospectus supplement included in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without my prior written consent.

                                    Very truly yours,

                                    /s/ Ellen T. Ruff

                                    Ellen T. Ruff



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